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                                                                  Exhibit (b)(2)


                           THE CHASE MANHATTAN BANK
                                270 Park Avenue
                           New York, New York 10017


                             CHASE SECURITIES INC.
                                270 Park Avenue
                           New York, New York 10017

                                                              September 20, 2000

                                  Side Letter
                                  -----------


Stewart Bainum Jr.
c/o Sunburst Hospitality Corporation
10770 Columbia Pike
Silver Spring, Maryland 20901

Dear Mr. Bainum:


          Reference is made to each of (i) the Commitment Letter (the
"Commitment Letter") dated the date hereof among Nova Finance Company LLC
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("Newco"), The Chase Manhattan Bank ("Chase") and Chase Securities Inc. ("CSI"),
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(ii) the Fee Letter (the "Fee Letter") dated the date hereof among Newco, Chase
                          ----------
and CSI, and (iii) the Engagement Letter (the "Engagement Letter") dated the
                                               -----------------
date hereof between Newco and CSI. Terms used but not defined herein have the meanings assigned to them in the Commitment Letter and the Engagement Letter.

          This will confirm your agreement:

          (a) to actively assist and cooperate with CSI and to provide any information required by CSI in connection with the syndication of the Credit Facilities as described in the fifth and sixth paragraphs of the Commitment Letter as obligations of Newco. Such assistance and cooperation shall include, without limitation (i) assistance in the preparation of the Confidential Information Memorandum, (ii) causing the Borrower to execute any documentation applicable to the Credit Facilities and (iii) promptly cooperating with any reasonable requests that Chase and CSI may make in connection with the syndication of the Credit Facilities; and

          (b) in the event that the Commitment Letter, the Fee Letter and the Engagement Letter are executed but the Closing Date does not occur, you
     (and not Newco) will be obligated to pay the fees described in the Fee Letter in accordance with the terms thereof and you further agree to reimburse Chase and CSI for their expenses as provided in the Commitment Letter, the Fee Letter and the Engagement Letter.
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                                                                               2

          We acknowledge and agree that, except as set forth above, you have no other obligations for any of the obligations or liabilities of Newco under the Commitment Letter, the Fee Letter or the Engagement Letter.

          The agreements set forth in this letter shall be superseded by the definitive documentation with respect to the making of loans by the Lenders upon execution and delivery of such definitive documentation.
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                                                                               3

          If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to us the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement between us.


                                    Very truly yours,


                                    THE CHASE MANHATTAN BANK


                                         /s/ MARIAN N. SCHULMAN
                                    By:  _________________________________
                                         Name: Marian N. Schulman
                                         Title:Vice President


                                    CHASE SECURITIES INC.


                                         /s/ JAMES G. ROLISON
                                    By:  _________________________________
                                         Name: James G. Rolison
                                         Title:Managing Director

Accepted and agreed to
as of the date first
written above by:

/s/ STEWART BAINUM, JR.
____________________________________
Stewart Bainum, Jr.